UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

Save Foods, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SVFD	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Agreement

On December 22, 2023, Save Foods, Inc., a Nevada corporation (the “Company”), entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”) with YA II PN, Ltd. (the “Investor”), pursuant to which the Investor has agreed to purchase up to $20 million of the Company’s shares of common stock, par value of $0.0001 per share (the “Common Stock”) over the course of 36 months after the date of the Purchase Agreement. The price of shares to be issued under the Purchase Agreement will be 94% of the lowest volume weighted average price (the “VWAP”) of the Company’s Common Stock for the three trading days immediately following the delivery of each Advance notice by the Company (the “Pricing Period”). Each issuance and sale by the Company to the Investor under the Purchase Agreement (an “Advance”) is subject to a maximum amount equal to the greater of 100% of the Daily Traded Amount (being the product obtained by multiplying the daily trading volume of the Company’s Common Stock, as reported by Bloomberg L.P., by the VWAP for such trading day) during the five trading days immediately preceding an Advance notice or $500,000 in Common Stock.

With respect to each Advance, the Company has the option to notify the Investor of a minimum acceptable price (“MAP”) by specifying the amount within an Advance notice. During any trading day within a Pricing Period, two conditions will trigger an automatic reduction to the amount of the Advance by one third: either (i) the VWAP of the common stock is below the MAP specified in the Advance notice, or (ii) when no VWAP is available (each such day, an “Excluded Day”). On each Excluded Day, an automatic one third reduction is applied to the specified Advance amount in the Advance notice and that day will be excluded from the Pricing Period.

Each Advance is subject to certain limitations, including that the Investor cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding shares of Common Stock at the time of an Advance or acquiring more than 19.99% of the Company’s outstanding shares of Common Stock as of the date of the Purchase Agreement (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.”

The Purchase Agreement will terminate automatically on the earlier of December 22, 2027 or when the Investor has purchased an aggregate of $20 million of the Company’s shares of Common Stock. The Company has the right to terminate the Purchase Agreement upon five trading days’ prior written notice to the Investor.

In connection with and subject to the satisfaction of certain conditions set forth in the Purchase Agreement, upon the request of the Company, the Investor will pre-advance to the Company up to $3,000,000 of the $20,000,000 commitment amount (a “Pre-Advance”), with each Pre-Advance to be evidenced by a promissory note (each, a “Note”). The Company can request $1,500,000 (half of the amount of the Pre-Advance) at any time until the earlier of (i) 120 days following December 22, 2023 and (ii) the effective date of the registration statement, and the balance can be requested after the effectiveness of the registration statement until 60 days after such effectiveness, in each case subject to the satisfaction of certain conditions as set forth in the Purchase Agreement. Each Pre-Advance made to the Company will be subject to a 3% discount to the principal amount equal to each Note. Each Note accrues interest on the outstanding principal balance at the rate of 8% per annum. The Company is required to pay, on a monthly basis, one tenth of the outstanding principal amount of each Note, together with accrued and unpaid interest, either (i) in cash or (ii) by submitting an Advance notice pursuant to the Purchase Agreement and selling the Investor shares, or any combination of (i) or (ii) as determined by the Company. The initial repayment is due 60 days after the issuance of a Note, followed by subsequent payments due every 30 days after the previous payment. Unless otherwise agreed to by the Investor, any funds received by the Company pursuant to the Purchase Agreement for the sale of shares will first be used to satisfy any payments due under an outstanding Note.

The Company paid a subsidiary of the Investor a structuring fee in the amount of $10,000 and issued the Investor 110,554 shares of Common Stock (the “Commitment Shares”) as a commitment fee. The Company and the Investor made certain representations and warranties to each other that are customary for transactions similar to this one, subject to specified exceptions and qualifications. Each of the Company and the Investor also agreed to indemnify the other.

The foregoing descriptions of the Purchase Agreement and the Note and the transactions contemplated thereby are qualified in their entirety by reference to the full text of the Purchase Agreement and the Note, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, each of which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The Commitment Shares and the shares of Common Stock that may be issued under the Purchase Agreement are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On December 20, 2023, the board of directors of the Company (the “Board”) appointed Asaf Itzhaik to the Board, effective immediately, to serve as a Class II director such that his term will expire at the Company’s annual meeting of stockholders to be held in 2026. Mr. Itzhaik was designated by Plantify Foods, Inc. (“Plantify”) as its representative on the Board in accordance with the Securities Exchange Agreement, dated March 31, 2023, between the Company and Plantify, to replace Dr. Roy Borochov who resigned from the Board on December 15, 2023.

Mr. Itzhaik (age 51) has served as the chief executive officer of A.K.A Optics Ltd., a manufacturer of adaptive optics, since 1994 and as a member of the board of directors of A.K.A Optics Ltd. since 1998. Mr. Itzhaik has served as a director of Plantify since August 2023 (TSX: PTFY), as a director of Jeffs’ Brands Ltd. (Nasdaq: JFBR) from August 2022 until November 2023, as a director of Clearmind Medicine Inc. (Nasdaq: CMND) since November 2022, as a director of Rani Zim Shopping Centers Ltd. (TASE: RANI) since August 2022, and as a director of Gix Internet Ltd. (TASE: GIX) since August 2021. Mr. Itzhaik is a certified optometrist and graduated from a program in corporate board leadership in Merkaz Hashilton Hamkomi, Israel.

Other than as described above, there are no arrangements or understanding between Mr. Itzhaik and any other person pursuant to which he was appointed to serve as a Class II director of the Company and there are no family relationships between Mr. Itzhaik and any other director or executive officer of the Company. Mr. Itzhaik has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Promissory Note

10.1	Standby Equity Purchase Agreement, dated December 22, 2023, between the Company and YA II PN, Ltd.

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Save Foods, Inc.

Date: December 26, 2023	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer